Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland

PRESS RELEASE

NOBLE CORPORATION BOARD APPROVES PROPOSED CHANGE

IN PLACE OF INCORPORATION

ZUG, Switzerland, July 1, 2013—Noble Corporation (NYSE: NE) announced today its Board of Directors has approved changing the place of incorporation of the publicly traded parent of the Noble group of companies from Switzerland to the United Kingdom. The Company’s shareholders will be asked to vote to approve the proposed change.

If approved by shareholders, Noble expects the change of the place of incorporation to be effective as soon as practicable following the merger of Noble Corporation, the current Swiss parent company, into a newly formed company incorporated under English law. The merger will result in the newly formed company serving as the publicly traded parent of the Noble group of companies. Noble expects that the shareholder meeting at which shareholders will vote on the migration will be called in the near future and will occur during the fourth quarter of 2013.

Noble Corporation’s Chairman, President and Chief Executive Officer, David W. Williams said, “After careful consideration, our Board of Directors has concluded that a change in place of incorporation to the United Kingdom is in the best interests of Noble’s shareholders. The United Kingdom’s position as an international business and travel center, coupled with its well established tax regime, will help us to maintain our competitive position in the global marketplace and manage our geographically dispersed operations.”

Upon completion of the transaction, the Noble parent company will continue to be subject to U.S. Securities and Exchange Commission (SEC) reporting requirements, and its ordinary shares will be listed exclusively on the New York Stock Exchange under the symbol “NE”, the Company’s current trading symbol.

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Full details of the merger and the change in place of incorporation, and the associated benefits and risks, will be provided in the Company’s proxy statement/prospectus with respect to the extraordinary meeting of shareholders. Completion of the merger will be subject to various conditions described in the proxy statement/prospectus.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 80 offshore drilling units (including four ultra-deepwater drillships and seven high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

Additional Information to be filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. In connection with the proposed change in place of incorporation, Noble and Noble Corporation Limited, an indirect subsidiary of Noble (“Noble UK”) will file with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, and each of Noble and Noble UK will be filing documents with the SEC which contain other relevant materials in connection with the proposed change in place of incorporation. A definitive proxy statement/prospectus will be mailed to the shareholders of Noble once the registration statement has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION AND NOBLE. Investors may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at Noble’s website at www.noblecorp.com. Investors will also be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone 41(41)761-65-55.

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with respect to the change in place of incorporation. Information about these persons is set forth in Noble’s proxy statement relating to its 2013 Annual General Meeting of Shareholders, as filed with the SEC on

March 11, 2013, and in any documents subsequently filed by its directors and officers under the Securities and Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different than those of Noble’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the change in place of incorporation, which will be filed with the SEC.

Safe Harbor Statement

This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding the change in place of incorporation, the timing thereof, timing of the shareholders’ meeting, expected benefit of the change and listing on the New York Stock Exchange, are forward-looking statements that involve certain risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

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NC-644

7/1/2013

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc.
281-276-6383

For Media:	John S. Breed,
Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc.
281-276-6729